Exhibit 1


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-3
*CUSIP:    21988G601

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending June 15, 2004.

INTEREST ACCOUNT
----------------

Balance as of    December 15, 2003.....                                  $0.00
         Scheduled Income received on securities.....            $3,920,606.25
         Unscheduled Income received on securities.....                  $0.00

LESS:
         Distribution to the Holders.....                       -$3,920,606.25
         Distribution to Depositor.....                                 -$0.00
         Distribution to Trustee.....                                   -$0.00
Balance as of    June 15, 2004.....                                      $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of    December 15, 2003.....                                  $0.00
         Scheduled Principal received on securities.....                 $0.00

LESS:
         Distribution to Holders.....                                   -$0.00
Balance as of    June 15, 2004.....                                      $0.00


             UNDERLYING SECURITIES HELD AS OF     June 15, 2004

           Principal
             Amount                          Title of Security
           ---------                         -----------------

          $95,045,000            KeyCorp Institutional Capital B 8.25% Capital
                                 Securities Due December 15, 2026
                                 *CUSIP:      493266AB6

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.